UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

1 of 2

Item 8.01. Other Events.

On January 30, 2020, AM Best Company (“AM Best”) affirmed the Financial Strength Rating (FSR) of B++ (Good) and downgraded the Long-Term Issuer Credit Rating (Long-Term ICR) to “bbb” from “bbb+” of Crusader Insurance Company (“Crusader”). The outlook of the FSR of Crusader remains stable while the outlook of the Long-Term ICR of Crusader has been revised to stable from negative.  Crusader is a wholly owned subsidiary of Unico American Corporation.

The ratings reflect Crusader’s balance sheet strength, which AM Best categorizes as very strong, as well as its marginal operating performance, limited business profile and marginal enterprise risk management.  The downgrade of the Long-Term ICR reflects a revision in AM Best’s assessment of Crusader‘s operating performance to marginal from adequate.  According to AM Best, (i) the downgrades consider a material decline in Crusader’s operating performance, resulting from sub-par underwriting results in a relatively compact time frame, (ii) Crusader’s adverse performance has been amplified by increased frequency and severity of apartment building insurance related claims, (iii) multiple operating metrics of Crusader trail the commercial casualty composite on a five-year and 10-year basis, and (iv) the consequential business changes being implemented to address these conditions lead to significant execution risk in returning Crusader’s operational results to historical levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: January 31, 2020    By:   /s/ Michael Budnitsky

Name:   Michael Budnitsky

Title:    Treasurer, Chief Financial Officer and Secretary

2 of 2